Exhibit 99.1

North Pittsburgh Systems, Inc.

Board of Directors Consolidated Compensation Schedule

(Effective January 1, 2007)

Board of Directors Compensation:
Monthly Retainer:
Board Member*	$1,414
Chairman of the Board	$4,244

Attendance at Regular Board Meetings and at Special Board Meetings for which attendance in person is requested:**
Board Member	$849	per meeting
Chairman of the Board	$1,297	per meeting
Director Emeritus	$590	per meeting

Audit Committee Compensation:
Monthly Retainer:
Audit Committee Chairman	$590

Audit Committee Meeting Attendance:
Audit Committee Member	$1,179	per meeting
Audit Committee Chairman	$1,179	per meeting

Audit Committee Chairman meetings with independent auditors	$1,179	per meeting

Compensation Committee Compensation:
Compensation Committee Meeting Attendance:***
Compensation Committee Member	$590	per meeting
Compensation Committee Chairman	$816	per meeting

Corporate Governance and Nominating Committee Compensation:
Corporate Governance and Nominating Committee Member Attendance:***
Corporate Governance and Nominating Committee Member	$590	per meeting
Corporate Governance and Nominating Committee Chairman	$590	per meeting

Retirement Board Committee Compensation:
Retirement Board Committee Meeting Attendance	$590	per meeting

*	Directors who are also full-time employees of North Pittsburgh Systems, Inc. (Company) and/or any of its subsidiaries receive no compensation as a director of the Company.
**	No director receives payment for attending the organizational meeting of the Board of Directors following the annual meeting of the shareholders of the Company or for participating in any Special Meeting of the Board of Directors that is conducted only telephonically.
***	Other than a meeting held on the same day that the full Board of Directors meets.